UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

GOLD TORRENT, INC.

Nevada	000-53872	06-1791524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706

(Address of principal executive offices)

(208) 3434-1413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on February 13, 2017, Gold Torrent, Inc. (the “Registrant”) and Alaska Gold Torrent, LLC, a subsidiary of the Registrant (“Alaska Gold”), entered into an $11,250,000 Gold and Silver Prepayment Agreement (the “Streaming Agreement”) with CRH Funding II Pte. Ltd., a Singapore private limited company (the “Stream Investor”) for the Registrant’s Lucky Shot gold project located near Anchorage, Alaska. The Streaming Agreement provided for a closing on the first tranche of $6,250,000 (“Tranche 1”) upon satisfaction by the Registrant of certain closing conditions. On June 27, 2017, the Registrant, Alaska Gold and the Stream Investor agreed, after the satisfaction by the Registrant of a majority of the Tranche 1 closing conditions, to amend certain provisions of the Streaming Agreement and concurrently close on one-half of Tranche 1 in the amount of $3,250,000.

On August 8, 2017, the Registrant and the Stream Investor consummate the closing of the second half of the first tranche, also in the amount of US $3,250,000, having satisfied the final closing conditions.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investors, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD TORRENT, INC.

Date: August 10, 2017	By:	/s/ Ryan Hart
	Name:	Ryan Hart
	Title:	President